                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. ____)

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]   Preliminary Proxy Statement
[   ]   Confidential, for Use of the Commission Only (as permitted by Rule
        14a-6(e)(2))
[ X ]   Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]   Soliciting Material Pursuant to §240.14a-12

                               AMREP CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]   No fee required.
[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

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         (2) Aggregate number of securities to which transaction applies:

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         (3) Per unit  price  or other  underlying value of transaction computed pursuant  to Exchange  Act Rule 0-11.  (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[   ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
0-11(a)(2)  and  identify  the  filing  for  which the  offsetting  fee was paid previously.  Identify the previous filing by registration  statement  number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

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                                AMREP CORPORATION

                            (An Oklahoma corporation)

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               September 21, 2005

     NOTICE IS HEREBY  GIVEN that the 2005  Annual  Meeting of  Shareholders  of
AMREP  Corporation  (the  "Company")  will be held at the  Conference  Center at
Normandy Farm,  Route 202 and Morris Road, Blue Bell,  Pennsylvania on September
21, 2005, at 9:00 A.M. for the following purposes:

         (1)   To elect three directors; and

         (2)   To consider and act upon such other business as may properly come before the meeting.

     In accordance with the By-Laws,  the Board of Directors has fixed the close of  business  on July 26,  2005,  as the record  date for the  determination  of shareholders of the Company entitled to notice of and to vote at the meeting and any adjournment  thereof.  The list of such  shareholders  will be available for inspection  by  shareholders  during  the ten days  prior to the  meeting at the offices of the Company, 641 Lexington Avenue, Sixth Floor, New York, New York.

     Whether or not you expect to be present at the meeting,  please mark,  date and sign the enclosed  proxy and return it to the Company in the  self-addressed envelope  enclosed for that purpose.  The proxy is revocable and will not affect your right to vote in person in the event you attend the meeting.

                                            By Order of the Board of Directors

                                            Joseph S. Moran, Secretary
Dated:       August 3, 2005
             New York, New York

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Upon the written  request of any  shareholder  of the Company,  the Company will provide to such  shareholder a copy of the Company's  annual report on Form 10-K for fiscal 2005,  including the financial  statements and the schedules thereto, filed  with the  Securities  and  Exchange  Commission.  Any  request  should be directed to Joseph S. Moran, Secretary, AMREP Corporation, 641 Lexington Avenue,
New York, New York 10022.  There will be no charge for such report unless one or more exhibits  thereto are  requested,  in which case the  Company's  reasonable expenses of furnishing exhibits may be charged.
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                                AMREP CORPORATION
                              641 Lexington Avenue
                            New York, New York 10022
                           __________________________

                                 PROXY STATEMENT
                           __________________________

                         ANNUAL MEETING OF SHAREHOLDERS

                  To be Held at 9:00 A.M. on September 21, 2005

     This Proxy  Statement is furnished in connection  with the  solicitation of proxies by the Board of Directors of AMREP  Corporation  (the "Company") for use
at the Annual Meeting of Shareholders of the Company to be held on September 21,
2005, and at any  continuation  or adjournment  thereof (the "Annual  Meeting").
Anyone giving a proxy may revoke it at any time before it is exercised by giving the Secretary of the Company written notice of the  revocation,  by submitting a proxy bearing a later date or by attending the Annual  Meeting and voting.  This
Proxy Statement and the accompanying Notice of Annual Meeting and proxy form are first being sent to shareholders on or about August 10, 2005.

     All properly  executed,  unrevoked  proxies in the enclosed  form which are received in time will be voted in accordance with the  shareholders'  directions and,  unless  contrary  directions are given,  will be voted for the election as directors of the nominees named below.  The presence,  in person or by proxy, of the  holders  of a majority  of the  outstanding  shares of Common  Stock of the
Company  authorized  to vote will  constitute  a quorum for the  transaction  of business  at the Annual  Meeting.  Abstentions  will be  counted in  determining whether a quorum is present at the Annual  Meeting.  Directors  are elected by a plurality of the votes of the shares  present in person or  represented by proxy at the Annual  Meeting and  entitled to vote on the election of  directors,  and abstentions have no effect.

     A copy of the 2005  Annual  Report of the Company for the fiscal year ended
April  30,  2005,  including  financial   statements,   accompanies  this  Proxy
Statement.  Such  Annual  Report  does  not  constitute  a  part  of  the  proxy solicitation material.

     Only  shareholders of record at the close of business on July 26, 2005, the date  fixed by the  Board of  Directors  in  accordance  with the  By-Laws,  are entitled to vote at the Annual  Meeting.  As of July 26,  2005,  the Company had
issued and  outstanding  6,626,112  shares of Common  Stock,  par value $.10 per share.  Each share of Common  Stock is  entitled  to one vote on matters to come before the Annual Meeting.

                            COMMON STOCK OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Set forth in the following table is information concerning the ownership of the Common  Stock of the Company by the persons  who,  to the  knowledge  of the
Board of Directors, own beneficially more than 5% of the outstanding shares. The table also sets forth the same information  concerning  beneficial ownership for each current  director,  each  nominee for election as a director,  each current executive officer,  and all current directors and executive officers as a group.
Unless otherwise  indicated,  reported ownership is as of July 26, 2005, and the beneficial  owners have sole  voting and  investment  power with  respect to the shares  beneficially  owned by  them.  In the case of  nominees,  directors  and executive  officers,  the information below has been provided by such persons at the request of the Company.

                                               Shares Owned                % of
Beneficial Owner                               Beneficially(1)             Class
----------------                               ------------                -----

Nicholas G. Karabots (Director and Nominee)      3,635,453 (2)              54.9
P.O. Box 736
Fort Washington, PA 19034

Albert V. Russo (Director and Nominee)           1,264,970 (3)              19.1
Lena Russo, Clifton Russo,
Lawrence Russo
American Simlex Company
401 Broadway
New York, NY 10012

Dimensional Fund Advisors Inc.                     386,136 (4)               5.8
1299 Ocean Avenue
Santa Monica, CA 90401

Elmer F. Hansen, Jr. (Nominee)                         -                      -

Other Directors and Executive Officers
Jerome Belson                                       10,250                    *
Edward B. Cloues II                                 12,250                    *
Lonnie A. Coombs                                     9,250                    *
Michael P. Duloc                                     5,000 (5)                *
Joseph S. Moran                                        -                      -
Peter M. Pizza                                         -                      -
Samuel N. Seidman                                   10,250                    *
James Wall                                           8,057 (6)                *

Directors and Executive Officers as a Group
(10 persons)                                     4,955,480 (2),3),(5),(6)   74.7

____________________________
*     Indicates less than 1%.

                                      -2-

(1)  The  shareholdings  include  1,000  shares  for each of  Messrs.  Karabots,
     Belson,  Cloues,  Coombs and Seidman  and 2,000  shares for Albert V. Russo which such  persons  have the right to acquire  pursuant to options  issued under  the  Company's  Non-Employee  Directors  Option  Plan  that  are now exercisable or will become so on September 27, 2005.
(2)  Includes  580,165  shares  owned  by The  Karabots  Foundation,  a  private non-profit  corporation  founded  by Mr.  Karabots  and of  which he is the
     President,  Foundation  Manager  and  one of two  directors.  Mr.  Karabots disclaims  beneficial  ownership  of  the  shares  owned  by  The  Karabots
     Foundation.
(3)  Albert V. Russo, Lena Russo, Clifton Russo and Lawrence Russo have reported that they share  voting  power as to these shares and that each of them has sole  dispositive  power  as  to  the  following  numbers  of  such  shares representing  the indicated  percentages of the  outstanding  Common Stock:
     Albert V.  Russo - 680,491  (10.3%);  Lena Russo - 58,740  (0.9%);  Clifton
     Russo - 270,617 (4.1%); and Lawrence Russo - 255,122 (3.85%).
(4)  Dimensional  Fund Advisors Inc.  ("Dimensional"),  a registered  investment advisor,  is deemed to have  beneficial  ownership of these shares,  all of which are held in portfolios  of four  registered  investment  companies or other investment  vehicles,  including  commingled group trusts,  for which
     Dimensional serves as investment manager or investment advisor. Dimensional disclaims  beneficial  ownership  of all such  shares.  This  ownership  is reported in a Schedule 13G filed by  Dimensional  with the  Securities  and
     Exchange Commission on February 9, 2005.
(5)  Held jointly with Mr. Duloc's spouse.
(6)  Includes 287 shares held in the Company's  Savings and Salary Deferral Plan allocated to the account of Mr. Wall.

                              ELECTION OF DIRECTORS

     The Board of Directors of the Company is a  classified  board  divided into three classes - Class I consisting of two directors,  Class II consisting of two directors and Class III consisting of three  directors.  Each class of directors serves  for a term of three  years.  At this  Annual  Meeting,  three  Class III directors will be elected to serve until the 2008 Annual Meeting and until their successors are elected and qualified.

     The Board of Directors  is  nominating  Nicholas G.  Karabots and Albert V.
Russo, who are incumbent Class III directors,  and Elmer F. Hansen, Jr., who has not previously  served as a director of the Company,  for election at the Annual
Meeting.  Jerome  Belson,  whose term as a Class III director will expire at the
Annual Meeting, is not standing for re-election.  Mr. Belson has been a director of the Company since 1967, and his valued service over that extended  period has been greatly  appreciated.  Although the Board of Directors does not expect that any of the persons  nominated will be unable to serve as a director,  should any of  them  become  unavailable  for  election  it is  intended  that  the  shares represented by proxies in the  accompanying  form will be voted for the election of a substitute nominee or nominees selected by the Board.

                                      -3-

     The following  table sets forth  information  regarding the nominees of the
Board of Directors for election and the  directors  whose terms of office do not expire this year.

                              Year First
                              Elected As  Principal Occupation For Past
Name                    Age   A Director  Five Years and Current Directorships
----                    ---   ----------  ------------------------------------

Nominees to serve until the 2008 Annual Meeting (Class III)

Elmer F. Hansen, Jr.     68       -       President/Chief Executive Officer of
                                          Hansen  Properties, Inc., a  company
                                          engaged  in the  development  and
                                          management of real estate investments.

Nicholas G. Karabots     72      1993     Chairman of the Board and Chief
                                          Executive Officer of Kappa Media
                                          Group, Inc., Spartan Organization,
                                          Inc., Jericho  National  Golf Club,
                                          Inc. and other  private companies,
                                          which companies are engaged
                                          primarily in the publishing,
                                          printing, recreational sports and
                                          real estate businesses.

Albert V. Russo          51      1996     Managing  Partner, Russo  Associates,
                                          Pioneer Realty,  401 Broadway  Realty
                                          Company and  related real estate
                                          entities; Partner,  American Simlex
                                          Company, textile exports.

Directors continuing in office until the 2007 Annual Meeting (Class II)

Samuel N. Seidman        71      1977     President of  Seidman  &  Co.,  Inc.,
                                          economic consultants  and  investment
                                          bankers;  Director,  Chairman of  the
                                          Board  and  Chief   Executive Officer
                                          of Productivity  Technologies   Corp.,
                                          manufacture   of  metal  forming  and
                                          handling automation  equipment  and  a
                                          wirer  of  control panels.

Lonnie A. Coombs         57      2001     Certified  Public Accountant,  Lonnie
                                          A. Coombs, CPA,  accounting,  tax  and
                                          business consulting services.

                                      -4-

                              Year First
                              Elected As  Principal Occupation For Past
Name                    Age   A Director  Five Years and Current Directorships
----                    ---   ----------  ------------------------------------

Directors continuing in office until the 2006 Annual Meeting (Class I)

Edward B. Cloues II      57      1994     Chairman  and Chief  Executive Officer
                                          of K-Tron International, Inc.,   a
                                          material handling equipment
                                          manufacturer;   Director   of  K-Tron
                                          International,  Inc.,  Penn Virginia
                                          Corporation and  Penn  Virginia
                                          Resource GP, the general partner of
                                          Penn Virginia Resource Partners, L.P.

James Wall               68      1991     Chairman of the Board,  President  and
                                          Chief Executive  Officer  of AMREP
                                          Southwest Inc., a  wholly-owned
                                          subsidiary  of the Company;  Senior
                                          Vice President of the Company.

     Each current  director has served  continuously  since the year in which he was first elected.

                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Company's Common Stock is listed on the New York Stock Exchange and the
Company  is  subject  to the  Exchange's  Corporate  Governance  Standards  (the
"Governance Standards"). The Governance Standards, among other things, generally require a listed company to have independent directors within the meaning of the
Governance  Standards as a majority of its board of directors  and for the board to have a nominating/corporate governance committee and a compensation committee
composed  entirely  of  independent   directors.   However,  the  Company  is  a
"controlled  company"  within the meaning of the  Governance  Standards  because
Nicholas G.  Karabots  and  entities  related to him have the power to vote more than a majority of the outstanding  Common Stock,  and the Governance  Standards permit a controlled company to choose not to comply with those requirements. The
Board has chosen not to have a nominating/corporate  governance committee. Also, the Board has chosen not to comply with the Governance  Standards  applicable to compensation  committees.  Although  the  Board  has a  Compensation  and  Human
Resources  Committee,  not all of its members are  independent  directors  as is required by the Governance Standards.

     Under the  Governance  Standards,  a director  of the  Company  will not be considered  independent  if such person has any material  relationship  with the
Company,  either  directly,  or  as a  partner,  shareholder  or  officer  of an

                                      -5-

organization that has a relationship with the Company.  The Governance Standards also provide that the presence of any of the following particular  relationships will preclude a determination of independence:

     (1) the director  is, or has been within the last three years,  an employee of the Company,  or an immediate  family  member is, or has been within the last three years, an executive officer of the Company;

     (2) the director has  received,  or has an immediate  family member who has received,  during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company,  other than director and committee fees and pension or other forms of deferred  compensation for prior service  (provided such  compensation is not contingent in any way on continued service);

     (3) (A) the director or an immediate  family member is a current partner of a firm that is the Company's internal or external auditor; (B) the director is a current  employee of such a firm;  (C) the  director  has an immediate family member who is a current employee of such a firm and who participates in the firm's  audit,  assurance or tax  compliance  (but not tax planning)
     practice;  or (D) the director or an immediate family member was within the last three  years (but is no longer) a partner or  employee  of such a firm and personally worked on the Company's audit within that time;

     (4) the director or an immediate  family  member is, or has been within the last three years, employed as an executive officer of another company where any of the Company's present executive  officers at the same time serves or served on that company's compensation committee; or

     (5) the director is a current employee,  or an immediate family member is a current  executive  officer,  of a company  that has made  payments  to, or received  payments  from, the Company for property or services in an amount which,  in any of the last three  fiscal  years,  exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues.

     Mr.  Karabots  does  not  qualify  as an  independent  director  under  the
Governance  Standards  because his  son-in-law,  Michael P. Duloc,  is the chief operating  officer  of  the  Company's  fulfillment  and  distribution  services businesses.  Additionally, those businesses provide distribution and fulfillment services  to  publishers  owned by Mr.  Karabots  (see  "Compensation  Committee
Interlocks and Insider Participation" at page 12 of this Proxy Statement).

     Based  principally  on  their  responses  to  questions  to  these  persons
regarding  the   relationships   addressed  by  the  Governance   Standards  and
discussions  with  them,  the Board has  determined  that,  except  for  Messrs.
Karabots  and  Wall,  all of its  members,  as well as Mr.  Hansen  who is being proposed as a new member,  meet the director  independence  requirements  of the

                                      -6-

Governance Standards. The Board was informed that Mr. Coombs, who is a certified public  accountant,  for many years has  provided,  and  expects to  continue to provide,  business  and  tax  consulting  services  to  companies  owned  by Mr.
Karabots, including companies which are customers for the Company's distribution and  fulfillment  services.  The revenues from such business and tax  consulting services for the Company's last three fiscal years have accounted for from 16.5%
to 7.5% of Mr. Coombs' professional service revenues over those years.  However, the Board  concluded that Mr.  Coombs'  relationship  with Mr.  Karabots and his companies is as an  independent  contractor,  and not as an  employee,  partner, shareholder or officer,  and would not interfere  with Mr. Coombs'  independence from the Company's management.

     The nominees  for election as directors  are selected by the whole Board of
Directors.  The Board has no charter addressing the director  nomination process nor any specific qualifications for nominees to meet. In selecting Mr. Hansen as a new nominee for director, the Board considered his extensive experience in the real estate business and financial  sophistication as important factors.  If the
Board  determines in the future to seek any new  director,  it will consider the qualifications for the position at that time. The Board will consider candidates for director recommended by shareholders on the same basis as any other proposed nominees.  Any  shareholder  desiring to propose a candidate  for selection as a nominee  of the Board  for  election  at the 2006  Annual  Meeting  may do so by sending a written  communication no later than May 1, 2006 to AMREP Corporation,
641  Lexington  Ave.,  New  York,  NY  10022,  Attention:  Corporate  Secretary,
identifying the proposing shareholder, specifying the number of shares of Common
Stock held and  stating  the name and  address of the  proposed  nominee and the information  concerning  such person which  Securities  and Exchange  Commission regulations  require be included in a proxy statement  relating to such person's election  as a  director.  Shareholders  should  recognize  that  so long as Mr.
Karabots  remains the Company's  controlling  shareholder,  his  concurrence  is necessary for the election of any director.

     In July 2004 in response to the  Governance  Standards,  the Board  adopted
Corporate Governance Guidelines (the "Guidelines") which address various matters involving  the Board and the conduct of its  business.  The Board also adopted a new Code of Business  Conduct and Ethics  setting  forth  principles of business conduct applicable to the directors,  officers and employees of the Company. The
Guidelines and Code of Business  Conduct and Ethics,  as well as the charters of the Board's Audit Committee and Compensation and Human Resources Committee,  may
be  viewed  under   "Corporate   Governance"   on  the   Company's   website  at
www.amrepcorp.com,  and written copies will be provided to any shareholder  upon request to the Company at AMREP  Corporation,  641 Lexington  Ave., New York, NY
10022,  Attention:  Corporate Secretary.  The Company intends to disclose on its website  any  amendment  to or waiver of any  provision  of the Code of Business
Conduct and Ethics that applies to any of its executive officers,  including its principal financial and accounting officer.

     Directors are expected to attend Annual Meetings of Shareholders and all of them attended last year's Annual  Meeting.  The Board held four meetings  during the last  fiscal  year,  and all of the  directors  attended at least 75% of the total  of  those  meetings  and the  meetings  during  such  year  of the  Board

                                      -7-

Committees of which they were members. Pursuant to the Guidelines, the Board has established a policy that the non-management directors meet in executive session at least  two  times per year and that the  independent  directors  also meet in executive session at least twice per year. The Chairman of the Board (currently,
Edward B. Cloues II), if in attendance,  will be the presiding  director at each such  executive  session;  otherwise,  those  attending  will select a presiding director.

     Any  shareholder  wishing  to  communicate  with  the  Board  or any of the directors may send a written  communication to AMREP Corporation,  641 Lexington
Ave., New York, NY 10022,  Attention:  Corporate Secretary for forwarding to the intended person or persons.

     The Board has an Executive  Committee  which generally has the power of the
Board and acts, as needed,  between meetings of the Board.  Also, in the absence of a Chief Executive Officer (the Company has not had a CEO since January 1996), the  Committee is charged  with the  oversight of the  Company's  business.  The current  members of the Committee are Messrs.  Cloues,  Karabots and Russo.  Mr.
Cloues is Chairman of the Board and of the Committee and is compensated  for his services in those  positions at the rate of $135,000 per year.  Mr.  Karabots is
Vice-Chairman  of the Board and of the  Committee,  having been elected to those positions in March 2005. At that time, the Company began paying a monthly fee of
$10,000 to a company  wholly-owned  by Mr.  Karabots for making him available to act in such  positions.  These  payments to Messrs.  Cloues and  Karabots are in addition  to the  other  fees  paid to  them as  directors  and  members  of the
Compensation  and Human  Resources  Committee.  During the last fiscal year, the
Executive  Committee  met  frequently  on an  informal  basis but held no formal meetings.

     The  Board  also  has an  Audit  Committee  and a  Compensation  and  Human
Resources  Committee.  For fiscal 2005,  the fee payable to members of the Audit
Committee for each Committee  meeting attended was $1,000.  For fiscal 2005, the fee payable to members of the  Compensation  and Human  Resources  Committee for
each Committee meeting attended was $750.

     Each member of the Audit Committee is an independent  director,  as defined by the Governance  Standards.  The Committee  operates  under a written  charter adopted by the Board of Directors, most recently on July 13, 2004. The duties of the Audit Committee include (i) appointing the Company's  independent  auditors, approving  the  services to be provided by the  independent  auditors  and their compensation  and  reviewing  the  auditors'  independence  and  performance  of services,  (ii)  reviewing  the scope and  results  of the  yearly  audit by the independent auditors,  (iii) reviewing the Company's system of internal controls and procedures,  (iv) reviewing with management and the independent auditors the
Company's annual and quarterly financial statements, (v) reviewing the Company's financial reporting and accounting standards and principles, and (vi) overseeing the  administration  of the Guidelines.  This Committee reports regularly to the

                                      -8-

Board  concerning  its  activities.  The current  members of this  Committee are
Messrs. Belson, Coombs and Seidman (Chairman),  each of whom has been determined by the Board to be independent  and  financially  literate within the meaning of the Governance Standards.  The Board has also determined that Mr. Coombs, who is a certified public accountant,  qualifies as an audit committee financial expert within the meaning of Securities and Exchange Commission regulations.  The Audit
Committee held five meetings during the last fiscal year.

     In  past  years,  the  Compensation  and  Human  Resources   Committee  was
responsible for making recommendations to the Board concerning  compensation and other matters  relating to employees.  The members of this Committee are Messrs.
Cloues, Karabots (Chairman) and Russo, and it held four meetings during the last fiscal  year.  Under  its  charter,  adopted  by the  Board in July  2005,  this
Committee  is now  responsible  for  determining  salaries  and  bonuses for the
executives   of  the  Company  and  its   subsidiaries,   establishing   overall
compensation and benefit levels and fixing bonus pools for other employees,  and making  recommendations  to the  Board  concerning  other  matters  relating  to employees and regarding director compensation.

     For fiscal 2005 each non-employee director of the Company was paid a fee of
$20,000 in  addition  to fees paid to such  director  as a member of one or more
Board Committees.  Additionally,  under the 2002  Non-Employee  Directors' Stock
Plan,  each  non-employee  director  receives a grant from the  Company of 1,250 shares of its Common Stock on each March 15 and September 15 as partial  payment for services for the preceding six months. Regarding the fiscal 2005 grants, the last  sales  prices  for the  Common  Stock on the New York  Stock  Exchange  on
September  14, 2004 (there  having been no reported  trades on September 15) and
March 15, 2005 were $18.09 and $25.99.  Also, under the  Non-Employee  Directors
Option  Plan,  following  the  Company's  Annual  Meeting of  Shareholders  each non-employee  director is granted an option  covering 500 shares of Common Stock of the  Company.  The price per share  payable  upon  exercise of such option is either (i) the mean  between the highest and lowest  reported  sale price of the
Common  Stock on the date of grant on the New York Stock  Exchange,  or (ii) the price of the last  sale of  Common  Stock on that date as quoted on the New York
Stock Exchange,  whichever is higher. For the options granted following the 2004
Annual  Meeting,  the exercise  price is $17.55 per share.  Each option  becomes exercisable  as to all or any  portion of the shares  covered  thereby  one year after the date of grant and expires five years after the date of grant.

                                      -9-

                             EXECUTIVE COMPENSATION

     The  Summary  Compensation  Table  below  sets  forth  certain  information concerning  the  compensation  of the persons who were the  Company's  executive officers at April 30, 2005.*

                           SUMMARY COMPENSATION TABLE

                                                 Annual Compensation
                                           ----------------------------------
                                                                 Other Annual
                                                                 Compensation($)
Name and Principal Position        Year    Salary($)   Bonus($)    (a)(b)
---------------------------        ----    ---------   --------  ------------

James Wall                         2005    281,831       -          10,732
  Senior Vice President;           2004    277,572     35,000        4,552
  Chairman of the Board,           2003    273,801     20,000        3,567
  President and CEO of the
  Company's AMREP Southwest
  Inc. subsidiary

Peter M. Pizza                     2005    174,720       -           8,249
  Vice President, Chief            2004    171,692     10,000        1,639
  Financial Officer and            2003    165,538     10,000          -0-
  Treasurer

Michael P. Duloc                   2005    220,619       -           7,428
  Chief Operating Officer          2004    217,042     12,500        4,298
  of the Company's fulfillment     2003    206,153      7,500        3,227
  and distribution services
  businesses
____________________________
(a)  Includes  amounts  contributed by the Company to the Company's  Savings and
     Salary Deferral Plan.
(b)  Other  compensation  in the form of personal  benefits to the named persons has been omitted because it does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus as to each.

Options

     No stock options were granted to or exercised by any of the officers  named in the Summary  Compensation  Table during the fiscal year ended April 30, 2005.
No stock options were held by any of such officers at April 30, 2005.

Compensation and Human Resources Committee Report on Executive Compensation

     The  current  members of the  Company's  Compensation  and Human  Resources
Committee are Messrs. Cloues, Karabots and Russo.

____________________________
*Since January 1996, the Company has not had a CEO.

                                      -10-

                   Compensation Policy for Executive Officers
                   ------------------------------------------

     The Compensation and Human Resources  Committee's  compensation  policy for
executive  officers  is  to  pay  competitively,   while  balancing  pay  versus
performance  and  otherwise to be fair and  equitable in the  administration  of compensation.  In determining the salary to be paid to a particular  individual, the Compensation and Human Resources Committee applies these and other criteria, while  also  using  its  best  judgment  of  compensation  applicable  to  other executives  holding  comparable  positions  both within the Company and at other companies.

     With respect to salaries,  bonuses and other compensation and benefits, the decisions and  recommendations of the Compensation and Human Resources Committee
are  subjective and are not based on any list of specific  criteria.  We believe that the compensation received by each of the executive officers for fiscal 2005 was reasonable.  The Company has not had a Chief Executive Officer since January
1996, when the employment of the then CEO was terminated due to disability,  and senior management now operates under the supervision of the Executive  Committee of the Board and its Chairman, who is also the Chairman of the Board.

     Early in  fiscal  2005,  the  Compensation  and Human  Resources  Committee
recommended  and the Board of  Directors  approved the payment of bonuses to the executive  officers based on the Committee's  evaluation of their performance in fiscal 2004.  The Committee  has not acted on bonuses for executive  officers in respect of fiscal 2005.

     There have been no stock options granted to executive officers since fiscal
1995.

     Payments during fiscal 2005 to the Company's  executives as discussed above were made with  regard  to the  provisions  of  Section  162(m) of the  Internal
Revenue  Code.  Section  162(m)  limits the  deduction  that may be claimed by a
"public  company" for  compensation  paid to certain  individuals to $1 million, except  to  the  extent  that  any  excess  compensation  is  "performance-based compensation".  It is the Compensation and Human Resources Committee's intention that compensation  will not be awarded that exceeds the deductibility  limits of
Section 162(m).

                Bases for Chief Executive Officer's Compensation
                ------------------------------------------------

     Since January 1996, the Company has not had a CEO.

                                            Nicholas G. Karabots, Chairman
                                            Edward B. Cloues II
                                            Albert V. Russo
July 26, 2005

                                      -11-

Compensation Committee Interlocks and Insider Participation

     On August 4, 1993,  pursuant to an agreement  with Nicholas G. Karabots and two corporations he then owned,  the Company,  in exchange for 575,593 shares of its Common  Stock,  acquired  various  rights to  distribute  magazines  for its
distribution   business.  The  distribution  rights  covered  various  magazines published by  unaffiliated  publishers,  as well as  magazines  published by Mr.
Karabots'  companies.  The distribution  contracts with Mr. Karabots' companies, from time to time,  have been  amended and  extended  and are now  scheduled  to expire on December 31, 2005.

     The conduct of the Company's  magazine  distribution  business involves the purchase  of  magazines  from  publishing  companies,  including  those owned or controlled by Mr. Karabots,  and their resale to wholesalers.  During the fiscal year ended  April 30,  2005,  the  purchases  of  magazines  from Mr.  Karabots'
companies  amounted to  approximately  $41.6  million.  The  Company  reports as revenues only the spread  between the prices paid to  publishers  and the prices received for copies sold to wholesaler customers.  The $41.6 million paid to Mr.
Karabots' companies  represents 28.2% of the approximately  $147.5 million which the Company paid to all  publishers  in fiscal 2005.  Consistent  with  industry practice,  advance  payments  for  magazine  purchases  are made to  publishers, including Mr. Karabots' companies, based upon estimates of the amounts that will be due to them from the sales of their publications to the buying public. If the actual  sales are less  than  estimated,  overadvances  will  result,  which the publishers  are  obligated  to  repay  promptly,  without  interest.  The  total overadvance  to Mr.  Karabots'  companies  at June 30,  2005  was  approximately
$30,000,  and its  highest  amount  between  May 1,  2004 and June 30,  2005 was approximately $354,000.

     The Company also provides  fulfillment  services for  publishing  companies owned or controlled by Mr. Karabots under  contracts that are effective  through
August 1, 2006, and continue from year to year thereafter,  unless terminated at the election of either party.  For fiscal 2005,  the revenues for these services were $344,000.

     Mr. Karabots is a director, Vice-Chairman of the Board and of the Executive
Committee,  Chairman of the Compensation  and Human Resources  Committee and the
father-in-law of Michael P. Duloc, one of the Company's executive officers.

Performance Graph

     The following graph compares the cumulative total shareholder return on the
Company's Common Stock with the cumulative total return of the Standard & Poor's
500  Index  ("S&P 500  Index")  and with an index  comprised  of the stock of 27 companies with market  capitalizations  similar to that of the Company ("Similar
Cap Issuers"),  for the five years ended April 30, 2005 (assuming the investment of $100 in the  stock of the  Company,  the S&P 500 Index  and the  Similar  Cap
Issuers on April 30, 2000, and the  reinvestment of all dividends).  The Company cannot  identify an index of issuers  engaged in operations  similar to those in which it is currently  engaged and therefore  has  determined to use the Similar
Cap Issuers for purposes of comparison.

                                      -12-

                       2000     2001      2002      2003      2004      2005
                       ----     ----      ----      ----      ----      ----
AMREP CORP              100    78.00    160.00    188.00    353.18     506.24
S&P 500 INDEX           100    87.03     76.04     65.92     81.00      86.14
SIMILAR CAP ISSUERS     100   111.80    164.68    134.59    214.55     197.04

     The Similar Cap Issuers are:  Bankrate,  Inc.,  Cavalier  Homes,  Inc., D&K
Healthcare  Resources,  Inc.,  Deckers Outdoor  Corporation,  DSG  International
Limited,  First Federal  Bankshares,  Inc., First National  Lincoln  Corporation
(Maine), Glowpoint, Inc., Golden Enterprises,  Inc., Horizon Health Corporation,
Hyperdynamics  Corporation,  I.D.  Systems,  Inc., Key  Technology,  Inc.,  Koss
Corporation,  Lipid Sciences,  Inc., Mer Telemanagement  Solutions Ltd., Mercury
Air Group,  Inc., Merit Medical Systems,  Inc., NewMil Bancorp,  Inc.,  Northway
Financial,  Inc., Oil-Dri  Corporation of America,  Perceptron,  Inc.,  Security
Capital  Corporation  (Delaware),  SIFCO Industries,  Inc., Sport Chalet,  Inc.,
TeamStaff, Inc. and Zindart Limited.

     As a result of changes in market capitalizations from year to year, none of the  companies  comprising  the Similar Cap Issuer index in the  Company's  2004
Proxy  Statement  met the criteria for inclusion in the Similar Cap Issuer index in this Proxy  Statement.  The 2004 Similar Cap  companies  were:  America First
Apartment  Investors,  Inc.,  Codorus Valley Bancorp,  Inc., Conrad  Industries,
Inc.,  DNB Financial  Corporation,  Eagle Supply  Group,  Inc.,  Edge  Petroleum
Corporation,  Inc.,  Exponent,  Inc.,  Featherlite,  Inc.,  Genta  Incorporated,

                                      -13-

Harold's Stores,  Inc., Intest  Corporation,  Irvine Sensors  Corporation,  JMAR
Technologies,  Inc., KCS Energy,  Inc., KMG  Chemicals,  Inc., LSB  Corporation,
Mesabi Trust,  The  Middleton  Doll Company,  Nano-Proprietary,  Inc.,  Nobility
Homes,  Inc.,  North America  Scientific,  Inc.,  Onspan  Networking,  Inc., PVF
Capital Corp., Quality Dining, Inc., Startech Environmental Corporation,  Thomas
Group, Inc. and Westbank Corporation.

Equity Compensation Plan Information

     The following table sets forth  information as of April 30, 2005 concerning
Common Stock of the Company which is issuable under its compensation plans.

                                                                                                     (C)
                                                  (A)                     (B)                Number of securities
                                          Number of securities      Weighted average       remaining available for
                                           to be issued upon       exercise price of     future issuance under equity
                                              exercise of             outstanding       compensation plans (excluding
                                          outstanding options,     options, warrants       securities reflected in
            Plan Category                 warrants and rights          and rights                column (A))
            -------------                 -------------------          ----------                -----------
Equity compensation plans approved by
shareholders                                     7,000                   $14.92                   12,000 (a)
Equity compensation plans not
approved by shareholders                           -                       -                      27,500 (b)
                                                 -----                                            ------
Total                                            7,000                                            39,500
                                                 =====                                            ======
____________________________
(a)  Consists  of  shares   available   for  options  to  be  issued  under  the
     Non-Employee Directors Option Plan.
(b)  Consists  of shares  available  for  issuance  under the 2002  Non-Employee
     Directors' Stock Plan.

     On December 5, 2002, the Board of Directors  adopted the AMREP  Corporation
2002  Non-Employee  Directors'  Stock Plan and reserved  65,000 shares of Common
Stock of the Company for issuance thereunder. Under this Plan, each non-employee director  receives a grant from the Company of 1,250 shares on each March 15 and
September 15 as partial payment for services for the preceding six months.

Retirement Benefits

     The Company's  executive  officers  participate  in a Retirement  Plan (the
"Plan"),  which was amended effective  January 1, 1998, and subsequently  frozen effective March 1, 2004, so that in the determination of the benefit payable,  a participant's  compensation  from and  after  March 1,  2004 is not  taken  into account.  Prior to the 1998  amendment,  the Plan  provided  a  monthly  benefit payable at age 65 to  employees  with five or more years of service in an amount equal to 1.125% of the employee's highest  consecutive  60-month average monthly earnings up to a specified amount related to the social security wage base, plus
1.5% of such earnings in excess of such specified amount, multiplied by years of service not to exceed 35. From and after  January 1, 1998  through  February 29,

                                      -14-

2004, each  participant's  benefit was the amount of the monthly benefit accrued for that  participant as of December 31, 1997, under the terms of the Plan prior to the 1998 amendment,  plus an additional  benefit determined by establishing a cash balance account for the  participant to which was allocated  annually 2% of the  participant's  compensation  plus an  annual  interest  credit of 5% of the amount in such  account.  The cash  balance  account may be  converted to a life annuity or may be taken in a lump sum. After February 29, 2004, a  participant's benefit  under  the  Plan  is the  sum of (i) the  actuarial  equivalent  of the participant's cash balance account as of February 29, 2004, plus interest on the cash  balance  account  at the rate of 5% per year,  and (ii) the  participant's monthly pension benefit under the Plan as at December 31, 1997.

     Mr.  Wall has passed the normal  retirement  age of 65 under the Plan.  His annual  retirement  benefit  under the Plan had he elected  to receive  the life annuity pension at normal retirement age would have been $54,290.  Mr. Pizza has nine  years of  credited  service  and Mr.  Duloc has twelve  years of  credited service.  Assuming that (i) they continue to be employed  until age 65, and (ii)
they elect the life annuity form of pension,  their annual  retirement  benefits are estimated to be: Mr. Pizza - $5,679 and Mr. Duloc - $11,178.

Certain Transactions

     See  "Compensation  Committee  Interlocks  and Insider  Participation"  for
information concerning transactions involving Nicholas G. Karabots.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended,  requires the Company's directors,  executive officers and holders of more than 10% of its
Common  Stock to file  initial  reports of  ownership  and reports of changes of ownership of the Common Stock with the  Securities  and Exchange  Commission and the New York Stock  Exchange.  The  related  regulations  require  copies of the reports to be provided to the Company.

     Based upon a review of the copies of the  reports  received  by the Company and certain written  representations  from the directors and executive officers, the Company believes that for the fiscal year ended April 30, 2005, all required
Section 16(a) reports were filed on time.

                              AUDIT-RELATED MATTERS

     The consolidated  financial  statements of the Company and its subsidiaries included in the Annual  Report to  Shareholders  for the fiscal year ended April
30, 2005 have been audited by McGladrey & Pullen, LLP, an independent registered public accounting firm. No representative of McGladrey & Pullen, LLP is expected to attend the Annual Meeting. The Audit Committee has not yet acted with respect to the selection of auditors for fiscal 2006.

                                      -15-

Audit Committee Report

     The Audit  Committee  has  reviewed and  discussed  the  Company's  audited financial statements with management,  which has primary  responsibility for the financial  statements.  McGladrey & Pullen,  LLP, as the  Company's  independent registered public accountants,  are responsible for expressing an opinion on the conformity of the Company's  audited  financial  statements with U.S.  generally accepted  accounting  principles.  The Committee has discussed  with McGladrey &
Pullen,  LLP the matters  that are  required to be  discussed  by  Statement  on
Auditing  Standards No. 61 (Communication  With Audit  Committees).  McGladrey &
Pullen,  LLP have  provided to the  Committee  the written  disclosures  and the letter  required by  Independence  Standards  Board Standard No. 1 (Independence
Discussions  with  Audit  Committees),  and the  Committee  has  discussed  with
McGladrey & Pullen, LLP that firm's independence. Based on these considerations, the Audit Committee  recommended to the Board of Directors that the consolidated financial  statements  audited by  McGladrey  & Pullen,  LLP be  included in the
Company's annual report on Form 10-K for fiscal 2005.

     The foregoing report is provided by the following  directors who constitute the Audit Committee:

                                            Samuel N. Seidman, Chairman
                                            Jerome Belson
                                            Lonnie A. Coombs
July 13, 2005

Audit Fees

     The following table sets forth certain  information  concerning the fees of
McGladrey & Pullen, LLP and its affiliate, RSM McGladrey Inc., for the Company's last two fiscal years.  The reported  fees,  except the Audit Fees,  are amounts billed to the  Company in the  indicated  fiscal  years.  The Audit Fees are for services for those fiscal years.

                                                 Fiscal Year Ended April 30,
                                                 ---------------------------
                                                 2005                   2004
                                                 ----                   ----
 Audit Fees (1)..........................      $122,838              $112,368
 Audit-Related Fees (2)..................        16,679               106,609
 Tax Fees (3)............................        41,656                46,276
 All Other Fees..........................         -                     -
___________________
(1)  Includes fees for the audit of the Company's  annual  financial  statements and for  review  of the  unaudited  financial  statements  included  in the
     Company's  quarterly  reports to the Securities and Exchange  Commission on
     Form 10-Q.
(2)  Includes fees in fiscal 2005 for  consultation  related to preparation  for
     Sarbanes-Oxley  Section 404  compliance,  in fiscal 2004 for an acquisition audit and an information  systems controls review,  and in both periods for benefit plan audits.

                                      -16-

(3)  Includes  fees for tax  compliance,  tax advice and tax planning  services.
     Such services  principally involved reviews of the Company's federal income tax returns and advice on the tax treatment of certain transactions.

Pre-Approval Policies and Procedures

     The Audit Committee  pre-approves  all audit services to be provided by the
independent  registered  public  accountants  and,  separately,   all  permitted
non-audit  services  to  be  performed  by  the  independent  registered  public accountants.

                                  OTHER MATTERS

     The Board of  Directors  knows of no  matters  that will be  presented  for consideration  at the Annual Meeting other than the matters  referred to in this
Proxy  Statement.  Should  any other  matters  properly  come  before the Annual
Meeting,  it is the intention of the persons named in the accompanying  proxy to vote such proxy in accordance with their best judgment.

                             SOLICITATION OF PROXIES

     The Company will bear the cost of this solicitation of proxies. In addition to solicitation of proxies by mail, the Company may reimburse  brokers and other nominees for the expense of forwarding proxy materials to the beneficial  owners of stock held in their names.  Directors,  officers and employees of the Company may solicit proxies on behalf of the Board of Directors but will not receive any additional compensation therefor.

                              SHAREHOLDER PROPOSALS

     From  time to time,  shareholders  present  proposals  which  may be proper subjects for inclusion in the Proxy Statement and for consideration at an annual meeting. Shareholders who intend to present proposals at the 2006 Annual Meeting and who wish to have such proposals  included in the Company's  Proxy  Statement for the 2006 Annual  Meeting must be certain that such proposals are received by the  Company's  Secretary at the  Company's  executive  offices,  641  Lexington
Avenue,  New York, New York 10022,  not later than April 6, 2006. Such proposals must  meet the  requirements  set  forth in the  rules  and  regulations  of the
Securities and Exchange  Commission in order to be eligible for inclusion in the
Proxy  Statement.  For any proposal  that is not submitted for inclusion in next year's Proxy Statement but is, instead,  sought to be presented  directly at the
2006 Annual Meeting,  Securities and Exchange Commission rules permit management to vote proxies in its  discretion if the Company does not receive notice of the proposal prior to the close of business on June 27, 2006.

                                            By Order of the Board of Directors

                                            Joseph S. Moran, Secretary
Dated:  August 3, 2005

                                      -17-

            PROXY               AMREP CORPORATION                  PROXY

                       SOLICITED BY BOARD OF DIRECTORS FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                     The Conference Center at Normandy Farm
               Route 202 and Morris Road, Blue Bell, Pennsylvania
                    September 21, 2005, 9:00 A.M. Local Time

     The undersigned hereby appoints Edward B. Cloues II and Peter M. Pizza, and each of them acting alone, with full power of substitution,  proxies to vote the
Common Stock of the  undersigned at the 2005 Annual Meeting of  Shareholders  of
AMREP Corporation, and any adjournment thereof, for the election of directors as set forth in the Proxy Statement of the Board of Directors dated August 3, 2005, and upon all other matters which come before said meeting or any continuation or adjournment thereof.

     Receipt of the Notice of Annual Meeting of  Shareholders  and  accompanying
Proxy Statement of the Board of Directors is acknowledged.

     Unless  otherwise  specified,  this proxy will be voted FOR the election of directors as set forth in the Proxy Statement.

                         (Continued and to be dated and signed on reverse side.)

        PLEASE MARK, DATE SIGN
        AND MAIL YOUR PROXY                          [X]
        PROMPTLY IN THE ENVELOPE            Votes MUST be indicated
        PROVIDED.                           (x) in Black or Blue ink.

A vote FOR ITEM 1 is recommended by the Board of Directors.

1.    FOR ELECTION OF THREE (3) DIRECTORS AS DESCRIBED IN THE PROXY STATEMENT OF
      THE BOARD OF DIRECTORS.

FOR all nominees  [ ]   WITHHOLD AUTHORITY to vote for  [ ]    * Exceptions  [ ]
listed below            all nominees listed below

Nominees: Elmer F. Hansen, Jr., Nicholas G. Karabots, Albert V. Russo

(INSTRUCTION:  To withhold  authority to vote for any  individual nominee,  mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions _______________________________  To change your address, please mark this box.  [ ]

          If stock is held in the name of more  than  one  person,  all  holders should sign.  Sign  exactly as name or names  appear at left.  Persons signing in a fiduciary capacity should include their title as such.

       ______________________________              _____________________________

       Date     Share owner sign here              Co-Owner sign here